Isle of Capri Casinos Receives NASDAQ Delisting Notice Relating to Restatement, Will Request Hearing
ST. LOUIS, March 15, 2007 /PRNewswire-FirstCall via COMTEX News Network/ -- Isle of Capri Casinos, Inc. (Nasdaq: ISLE) announced that on March 13, 2007 the Company received a NASDAQ Staff Determination letter indicating that due to the Company's announcement of its intention to restate certain of its financial statements as set forth in its March 12 press release and as detailed below, and the Company's resulting inability to file its Quarterly Report on Form 10-Q by the March 9 due date, Isle of Capri is not in compliance with the filing requirements for continued listing of its common stock on the NASDAQ Global Select Market as set forth in Marketplace Rule 4310(c)(14). The Company plans to request a hearing before the NASDAQ Listing Qualifications Panel, during which time the delisting will be suspended, meaning that the company's common stock will continue to trade on the NASDAQ Global Select Market without interruption. The issuance of this press release is required by NASDAQ's rules and regulations.

On March 12, the Company announced that it will restate its financial statements for the fiscal years ended April 25, 2004; April 24, 2005 and April 30, 2006, and the quarterly results for fiscal 2005 and 2006 included therein, and for the first two quarters of fiscal 2007. The Company is assessing the time frame in which it expects to complete and file the restated financial statements and its Form 10-Q for the fiscal quarter ended January 28, 2007, but expects that the restatements and Form 10-Q filing will be completed prior to any final NASDAQ delisting determination.

Isle of Capri Casinos, Inc., a leading developer and owner of gaming and entertainment facilities, operates 13 casinos in 11 locations. The company owns and operates riverboat and dockside casinos in Biloxi, Lula and Natchez, Mississippi; Lake Charles (2 riverboats), Louisiana; Bettendorf, Davenport and Marquette, Iowa; and Kansas City and Boonville, Missouri. The company also owns a 57 percent interest in and operates land-based casinos in Black Hawk (two casinos), Colorado. Isle of Capri's international gaming interests include a casino that it operates in Freeport, Grand Bahama and a two-thirds ownership interest in casinos in Dudley and Wolverhampton, England. The company also owns and operates Pompano Park Harness Racing Track in Pompano Beach, Florida.

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company's financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACTS:
Isle of Capri Casinos, Inc.,
Allan B. Solomon, Executive Vice President - 561.995.6660
Donn Mitchell, Chief Financial Officer - 314.813.9319
Jill Haynes, Senior Director of Corporate Communication - 314.813.9368

NOTE: Other Isle of Capri Casinos, Inc. press releases and a corporate profile are available at http://www.prnewswire.com . Isle of Capri Casinos, Inc.'s home page is http://www.islecorp.com .

SOURCE Isle of Capri Casinos, Inc.

Allan B. Solomon, Executive Vice President, +1-561-995-6660, Donn Mitchell, Chief
Financial Officer, +1-314-813-9319, or Jill Haynes, Senior Director of Corporate
Communication, +1-314-813-9368, all of Isle of Capri Casinos
http://www.islecorp.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Isle of Capri Casinos's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.